CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT



                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Andrew B. Shoup, Chief Administrative Officer of Salomon Brothers High Income Fund Inc. (the "Registrant"), each certify to the best of his knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                   Chief Administrative Officer
Salomon Brothers High Income Fund Inc.    Salomon Brothers High Income Fund Inc.
/s/ R. Jay Gerken                         /s/ Andrew B. Shoup
------------------------------            ------------------------------------
R. Jay Gerken                             Andrew B. Shoup
Date: March 9, 2004                       Date: March 9, 2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.